Exhibit 99.1

FivePrime

Amgen/Five Prime Merger Employee Related Matters

March 8, 2021

fiveprime.com | NASDAQ: FPRX

CONFIDENTIAL © 2021 Five Prime Therapeutics, Inc.

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Background • On March 4, 2021, Amgen and Five Prime jointly announced their entry into a merger agreement under which Amgen will acquire Five Prime for $38 per share • Although we entered in the merger agreement the transaction has not yet closed • We anticipate that the merger will close by the end of the second quarter of 2021 subject to customary closing conditions and regulatory approvals • Several provisions in the agreement address employee-related matters such as the treatment of equity awards and benefits • Five Prime and its employees are unable to provide tax planning advice. You are invited to download this presentation and share it with your tax advisor CO CONF NFI ID DENT ENTI IAL © AL © 2021 2020 F Fiiv ve e Prim Prime T e Therapeut herapeutics, ics, I In nc. c. 2Background • On March 4, 2021, Amgen and Five Prime jointly announced their entry into a merger agreement under which Amgen will acquire Five Prime for $38 per share • Although we entered in the merger agreement the transaction has not yet closed • We anticipate that the merger will close by the end of the second quarter of 2021 subject to customary closing conditions and regulatory approvals • Several provisions in the agreement address employee-related matters such as the treatment of equity awards and benefits • Five Prime and its employees are unable to provide tax planning advice. You are invited to download this presentation and share it with your tax advisor CO CONF NFI ID DENT ENTI IAL © AL © 2021 2020 F Fiiv ve e Prim Prime T e Therapeut herapeutics, ics, I In nc. c. 2

Treatment of Equity

fiveprime.com | NASDAQ: FPRX
CONFIDENTIAL © 2021 Five Prime Therapeutics, Inc.
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Employee-Owned Stock What happens to the Five Prime stock I already own? • If you own shares outright (for example, from past vesting of RSAs, option exercises, or ESPP or open-market purchases), you will receive formal notification of the tender offer through E*Trade or the brokerage where you hold your shares • This tender offer notice will be sent after Five Prime and Amgen file the formal tender offer documents with the Securities and Exchange Commission (SEC) • The tender offer will be an invitation to shareholders to sell their shares for the merger consideration ($38 per share) within a specified time frame • In connection with the closing of the merger, you will receive the merger consideration of $38 for each share of Five Prime common stock that you own and those shares will be cancelled • There could be capital gains or other tax implications in connection with receiving merger consideration or otherwise selling, donating or gifting your shares; please contact your tax advisor for counsel CO CONF NFI ID DENT ENTI IAL © AL © 2021 2020 F Fiiv ve e Prim Prime T e Therapeut herapeutics, ics, I In nc. c. 4Employee-Owned Stock What happens to the Five Prime stock I already own? • If you own shares outright (for example, from past vesting of RSAs, option exercises, or ESPP or open-market purchases), you will receive formal notification of the tender offer through E*Trade or the brokerage where you hold your shares • This tender offer notice will be sent after Five Prime and Amgen file the formal tender offer documents with the Securities and Exchange Commission (SEC) • The tender offer will be an invitation to shareholders to sell their shares for the merger consideration ($38 per share) within a specified time frame • In connection with the closing of the merger, you will receive the merger consideration of $38 for each share of Five Prime common stock that you own and those shares will be cancelled • There could be capital gains or other tax implications in connection with receiving merger consideration or otherwise selling, donating or gifting your shares; please contact your tax advisor for counsel CO CONF NFI ID DENT ENTI IAL © AL © 2021 2020 F Fiiv ve e Prim Prime T e Therapeut herapeutics, ics, I In nc. c. 4

Unvested Restricted Stock Awards (RSAs) What happens to the RSAs I have that are not vested at the time of the close? • Each unvested share of restricted stock you hold at the closing will be cancelled in exchange for an amount in cash equal to the merger consideration of $38 minus applicable withholding taxes • You will receive the cash payment (minus withholding taxes) for your unvested RSAs shortly after the transaction closes • If any of your RSAs vest before closing, we will cancel a portion of the vested shares to satisfy tax withholding as we do in the ordinary course; the shares released to you upon vesting will be treated like other shares you may own outright at the closing (see prior slide) CO CONF NFI ID DENT ENTI IAL © AL © 2020 2021 F Fiiv ve e Prim Prime T e Therapeut herapeutics, ics, I In nc. c. 5Unvested Restricted Stock Awards (RSAs) What happens to the RSAs I have that are not vested at the time of the close? • Each unvested share of restricted stock you hold at the closing will be cancelled in exchange for an amount in cash equal to the merger consideration of $38 minus applicable withholding taxes • You will receive the cash payment (minus withholding taxes) for your unvested RSAs shortly after the transaction closes • If any of your RSAs vest before closing, we will cancel a portion of the vested shares to satisfy tax withholding as we do in the ordinary course; the shares released to you upon vesting will be treated like other shares you may own outright at the closing (see prior slide) CO CONF NFI ID DENT ENTI IAL © AL © 2020 2021 F Fiiv ve e Prim Prime T e Therapeut herapeutics, ics, I In nc. c. 5

Vested and Unvested Stock Options What happens to my unexercised stock options at the time of the close? • All outstanding, unexercised options (whether vested or unvested) you hold at the closing, will be cancelled in exchange for an amount in cash equal to the product of: • the excess of $38 over the applicable per share exercise price, and • the number of shares subject to the option • You will receive the cash payment (minus withholding taxes) for your unexercised options shortly after the transaction closes CO CONF NFI ID DENT ENTI IAL © AL © 2021 2020 F Fiiv ve e Prim Prime T e Therapeut herapeutics, ics, I In nc. c. 6Vested and Unvested Stock Options What happens to my unexercised stock options at the time of the close? • All outstanding, unexercised options (whether vested or unvested) you hold at the closing, will be cancelled in exchange for an amount in cash equal to the product of: • the excess of $38 over the applicable per share exercise price, and • the number of shares subject to the option • You will receive the cash payment (minus withholding taxes) for your unexercised options shortly after the transaction closes CO CONF NFI ID DENT ENTI IAL © AL © 2021 2020 F Fiiv ve e Prim Prime T e Therapeut herapeutics, ics, I In nc. c. 6

Employee Stock Purchase Plan (ESPP)

What happens to the ESPP contributions that I have been making?

- For the ESPP purchase period in effect that ends on May 15, 2021, your contributions will be used to purchase Five Prime stock at $17.71 per share (a 15% discount to the closing price on November 16, 2020, which was $20.83/share)
  - You will then own these shares, and upon closing of the transaction, they will be cancelled, and the merger consideration of $38 per share will be paid out to you in your stock account
- In certain circumstances, the current ESPP purchase period may need to end prior to May 15, 2021
- No new ESPP offering period will commence
- Please note that there could be tax implications. We recommend you contact your tax advisor for counsel.

FivePrime

CONFIDENTIAL © 2021 Five Prime Therapeutics, Inc.
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Compensation and Benefits

FivePrime
fiveprime.com | NASDAQ: FPRX
CONFIDENTIAL © 2021 Five Prime Therapeutics, Inc.
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2020 and 2021 Annual Bonuses Will I receive my 2020 bonus? What about 2021 bonuses? • We will pay the 2020 annual performance bonuses as planned on March 15, 2021 • At the closing of the merger, each employee will receive a pro-rated 2021 target bonus payout based on the number of days from January 1, 2021 until the closing date • Both payments are subject to continued employment through the payment date CO CONF NFI ID DENT ENTI IAL © AL © 2020 2021 F Fiiv ve e Prim Prime T e Therapeut herapeutics, ics, I In nc. c. 92020 and 2021 Annual Bonuses Will I receive my 2020 bonus? What about 2021 bonuses? • We will pay the 2020 annual performance bonuses as planned on March 15, 2021 • At the closing of the merger, each employee will receive a pro-rated 2021 target bonus payout based on the number of days from January 1, 2021 until the closing date • Both payments are subject to continued employment through the payment date CO CONF NFI ID DENT ENTI IAL © AL © 2020 2021 F Fiiv ve e Prim Prime T e Therapeut herapeutics, ics, I In nc. c. 9

Cash Compensation and Benefits What changes can I expect to our compensation and benefits programs? • Prior to the closing date, there are no changes to Five Prime's cash compensation and benefits programs • Vacation and other time off programs remain the same • Amgen will provide to continuing employees base cash compensation and bonus compensation that is no less favorable than the base cash and bonus compensation opportunities we provided to continuing employees immediately prior to signing the merger agreement (March 3, 2021) • Amgen will also provide to continuing employee's health, welfare and similar benefits that are substantially equivalent to the benefits we provided to continuing employees as of March 3, 2021 CO CONF NFI ID DENT ENTI IAL © AL © 2021 2020 F Fiiv ve e Prim Prime T e Therapeut herapeutics, ics, I In nc. c. 10Cash Compensation and Benefits What changes can I expect to our compensation and benefits programs? • Prior to the closing date, there are no changes to Five Prime's cash compensation and benefits programs • Vacation and other time off programs remain the same • Amgen will provide to continuing employees base cash compensation and bonus compensation that is no less favorable than the base cash and bonus compensation opportunities we provided to continuing employees immediately prior to signing the merger agreement (March 3, 2021) • Amgen will also provide to continuing employee's health, welfare and similar benefits that are substantially equivalent to the benefits we provided to continuing employees as of March 3, 2021 CO CONF NFI ID DENT ENTI IAL © AL © 2021 2020 F Fiiv ve e Prim Prime T e Therapeut herapeutics, ics, I In nc. c. 10

Post-Closing Do we know what changes in compensation and benefits will happen after the close? • We understand Amgen offers competitive and compelling compensation and benefits and Amgen will provide more information to Five Prime employees on the timing of post-closing transition to these plans, including benefits and work life offerings • Under the terms of the merger agreement, Amgen has made certain commitments to Five Prime employees who remain with Amgen • Each continuing employee will be provided with no less than their existing base salary and target annual cash bonus opportunity for 12 months following the closing • The date of the transition from Five Prime's benefit plans to Amgen's will be determined during the integration process after the closing, which we expect by the end of the second quarter of 2021 CO CONF NFI ID DENT ENTI IAL © AL © 2021 2020 F Fiiv ve e Prim Prime T e Therapeut herapeutics, ics, I In nc. c. 11Post-Closing Do we know what changes in compensation and benefits will happen after the close? • We understand Amgen offers competitive and compelling compensation and benefits and Amgen will provide more information to Five Prime employees on the timing of post-closing transition to these plans, including benefits and work life offerings • Under the terms of the merger agreement, Amgen has made certain commitments to Five Prime employees who remain with Amgen • Each continuing employee will be provided with no less than their existing base salary and target annual cash bonus opportunity for 12 months following the closing • The date of the transition from Five Prime's benefit plans to Amgen's will be determined during the integration process after the closing, which we expect by the end of the second quarter of 2021 CO CONF NFI ID DENT ENTI IAL © AL © 2021 2020 F Fiiv ve e Prim Prime T e Therapeut herapeutics, ics, I In nc. c. 11

Employee Change in Control Severance Benefit Plan • Five Prime adopted an Employee Change in Control Severance Benefit Plan (the Severance Plan) prior to entering into the merger agreement covering all non-officer employees (a covered employee) • Should Amgen separate a covered employee without Cause, or should the employee resign for Good Reason, at closing or within one year following the closing, the employee will be eligible to receive the following benefits: • A cash severance payment in an amount equal to 6 months of base salary plus ½ a month of base salary for each full year of continuous service based on the employee's most recent hire date (with the total capped at one year of salary) • An additional cash severance payment equal to the employee's Target Bonus for the year in which the termination occurs, prorated based on the employee's length of service between the closing date (or January 1, 2022 if the employment termination occurs in 2022) and the employee's termination date • If the employee receives a 2021 pro-rated target bonus following the closing, then the bonus severance payment would be reduced by the lesser of: (a) the amount of the 2021 bonus paid to the employee, or (b) the employee's target bonus for 2021 for the period of time following the closing • COBRA: If coverage is elected, coverage will be paid by Five Prime through the earlier of (i) the Severance Period or (ii) the date the Covered Employee becomes eligible for insurance through another employer or the date the Covered Employee (and dependents) are no longer eligible for COBRA coverage • Following the employer-subsidized COBRA coverage period, employees may choose to pay the full amount for COBRA coverage for a period that extends up to a full 18 months following termination (inclusive of the employer-subsidized COBRA coverage period) • Transitional support services will be provided for 3 months for employees with a title below Director and 6 months for employees with the title of Director or above as of the closing CO CONF NFI ID DENT ENTI IAL © AL © 2021 2020 F Fiiv ve e Prim Prime T e Therapeut herapeutics, ics, I In nc. c. 12Employee Change in Control Severance Benefit Plan • Five Prime adopted an Employee Change in Control Severance Benefit Plan (the Severance Plan) prior to entering into the merger agreement covering all non-officer employees (a covered employee) • Should Amgen separate a covered employee without Cause, or should the employee resign for Good Reason, at closing or within one year following the closing, the employee will be eligible to receive the following benefits: • A cash severance payment in an amount equal to 6 months of base salary plus ½ a month of base salary for each full year of continuous service based on the employee's most recent hire date (with the total capped at one year of salary) • An additional cash severance payment equal to the employee's Target Bonus for the year in which the termination occurs, prorated based on the employee's length of service between the closing date (or January 1, 2022 if the employment termination occurs in 2022) and the employee's termination date • If the employee receives a 2021 pro-rated target bonus following the closing, then the bonus severance payment would be reduced by the lesser of: (a) the amount of the 2021 bonus paid to the employee, or (b) the employee's target bonus for 2021 for the period of time following the closing • COBRA: If coverage is elected, coverage will be paid by Five Prime through the earlier of (i) the Severance Period or (ii) the date the Covered Employee becomes eligible for insurance through another employer or the date the Covered Employee (and dependents) are no longer eligible for COBRA coverage • Following the employer-subsidized COBRA coverage period, employees may choose to pay the full amount for COBRA coverage for a period that extends up to a full 18 months following termination (inclusive of the employer-subsidized COBRA coverage period) • Transitional support services will be provided for 3 months for employees with a title below Director and 6 months for employees with the title of Director or above as of the closing CO CONF NFI ID DENT ENTI IAL © AL © 2021 2020 F Fiiv ve e Prim Prime T e Therapeut herapeutics, ics, I In nc. c. 12

Treatment of 401(k) Plan

FivePrime

fiveprime.com | NASDAQ: FPRX

CONFIDENTIAL © 2021 Five Prime Therapeutics, Inc.

13

401(k) Plan

Do we know what changes will happen with the 401(k) Plan?

- Prior to the closing, Amgen may require us terminate our 401(k) Plan effective immediately prior to the closing
- If Amgen requests us to terminate the Plan,
  - All company matching contributions will fully vest, and
  - Amgen and Five Prime will seek to permit each continuing employee to rollover their eligible contributions to Amgen's 401(k) Plan
- Following termination of the 401(k) Plan, all employees will have the option to rollover their account balances to an IRA or another qualified plan about which Fidelity will inform you in writing
- Those who stay with Amgen will be eligible to participate in the Amgen 401(k) Plan at a later date still to be determined
- Amgen's 401(k) plan offers generous company matching and non-elective contributions to help you reach your financial goals. More information on Amgen's Retirement and Savings plans will be forthcoming as we get closer to the closing

FivePrime

CONFIDENTIAL © 2021 Five Prime Therapeutics, Inc. 14

Other Resources

FivePrime
fiveprime.com | NASDAQ: FPRX
CONFIDENTIAL © 2021 Five Prime Therapeutics, Inc.
15

Resources for Five Primers - Concern EAP Go to app.concernhealth.com and enter Five Prime Tips: Tips: • • Yo You u  ma mayy  need need  to to  cr crea eatte e   yo you urr  online online  acc acco oun untt  if if  yo you u   ha havve e  not not  done done  so so • • Scr Scro ollll to to  eMLif eMLife eand and  click click  on on   “G “Go o  to to  EM EM  LIFE” LIFE” REDACTED • • Explor Explore e  to top piiccss  tha thatt  ar are e   import importan antt  to to  yo you u • • Yo You u  will will  find find  short short  pr pre e‐ ‐ re recco ord rde ed d  seminar seminarss  (5 (5‐ ‐10 10   minut minutes es  each) each)  and and  liv live e   w we ebinar binarss  on on  a a  va varriie etty y  of of   to top piiccss CO CONF NFI ID DENT ENTI IAL © AL © 2021 2020 F Fiiv ve e Prim Prime T e Therapeut herapeutics, ics, I In nc. c. 16Resources for Five Primers - Concern EAP Go to app.concernhealth.com and enter Five Prime Tips: Tips: • • Yo You u ma mayy need need to to cr crea eatte e yo you urr online online acc acco oun untt if if yo you u ha havve e not not done done so so • • Scr Scro ollll to to eMLif eMLife eand and click click on on “G “Go o to to EM EM LIFE” LIFE” REDACTED • • Explor Explore e to top piiccss tha thatt ar are e import importan antt to to yo you u • • Yo You u will will find find short short pr pre e‐ ‐ re recco ord rde ed d seminar seminarss (5 (5‐ ‐10 10 minut minutes es each) each) and and liv live e w we ebinar binarss on on a a va varriie etty y of of to top piiccss CO CONF NFI ID DENT ENTI IAL © AL © 2021 2020 F Fiiv ve e Prim Prime T e Therapeut herapeutics, ics, I In nc. c. 16

Resources for Five Primers - Concern EAP Tip Tips s:: • • Explor Explore e  on on  yo you urr  own own,,  or or  en entte err  a a   sear search ch  te terrm m  to to  find find  wha whatt's 's   import important ant  to to  yo you u • • As As  an an  exa exam mp plle e,,  using using  the the  sear search ch   te terrm m  ““cchang hange” e”  yo you u  ca can n  find find  a a   number number  of ofliv live e  and and  on on  demand demand   pr progr ogra ams ms • • On On  demand demand  pr progr ogra ams ms  co conta ntaiin n   REDACTED se sevve erra all  5 5‐ ‐10 10  minut minute ep prre e‐ ‐ re reco cord rde ed d  modules modules  tha thatt  yo you u  ca can n   view view  when when  and and  wher where e  it's it's   co con nvve en niie ent nt  fo forr  yo you u • • Individual Individual  per perssonaliz onalized ed  sessions sessions   ar are e  also also  a avvailable ailable  thr thro ough ugh   Concern Concern CO CONF NFI ID DENT ENTI IAL © AL © 2021 2020 F Fiiv ve e Prim Prime T e Therapeut herapeutics, ics, I In nc. c. 17Resources for Five Primers - Concern EAP Tip Tips s:: • • Explor Explore e on on yo you urr own own,, or or en entte err a a sear search ch te terrm m to to find find wha whatt's 's import important ant to to yo you u • • As As an an exa exam mp plle e,, using using the the sear search ch te terrm m ““cchang hange” e” yo you u ca can n find find a a number number of ofliv live e and and on on demand demand pr progr ogra ams ms • • On On demand demand pr progr ogra ams ms co conta ntaiin n REDACTED se sevve erra all 5 5‐ ‐10 10 minut minute ep prre e‐ ‐ re reco cord rde ed d modules modules tha thatt yo you u ca can n view view when when and and wher where e it's it's co con nvve en niie ent nt fo forr yo you u • • Individual Individual per perssonaliz onalized ed sessions sessions ar are e also also a avvailable ailable thr thro ough ugh Concern Concern CO CONF NFI ID DENT ENTI IAL © AL © 2021 2020 F Fiiv ve e Prim Prime T e Therapeut herapeutics, ics, I In nc. c. 17

Important Information about the Proposed Transaction In connection with the proposed acquisition of Five Prime Therapeutics, Inc. ( Five Prime ) by Amgen ( Amgen ) and Franklin Acquisition Sub, Inc., a direct wholly owned subsidiary of Amgen ( Purchaser ), will commence a tender offer for all the outstanding shares of Five Prime. This presentation is for informational purposes only and is neither an offer to purchase or a solicitation of an offer to sell Five Prime securities, nor is it a substitute for the tender offer materials that Amgen and Purchaser will file with the Securities and Exchange Commission (the SEC ) upon commencement of the tender offer. Amgen and Purchaser will file a Tender Offer Statement on Schedule TO with the Securities and Exchange Commission (the SEC ) and thereafter, Five Prime will file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer. Investors and security holders are urged to read these materials (including an Offer to Purchase, a related Letterof Transmittal and certain other tender offer documents, as each may be amended or supplemented from time to time) carefully when they become available since they will contain important information that investors and security holders should consider before making any decision regarding tendering their common stock, including the terms and conditions of the tender offer. The Tender Offer Statement, Offer to Purchase, Solicitation/Recommendation Statement and related materials will be filed with the SEC, and investors and security holders may obtain a free copy of these materials (when available) and other documents filed by Amgen and Five Prime with the SEC at the website maintained by the SEC at www.sec.gov. In addition, the Tender Offer Statement and other documents that Amgen and Purchaser file with the SEC will be made available to all investors and security holders of Five Prime free of charge from the information agent for the tender offer. Investors may also obtain, at no charge, the documents filed with or furnished to the SEC by Five Prime under the Investors & Media section of Five Prime's website at www.fiveprime.com. CO CONF NFI ID DENT ENTI IAL © AL © 2021 2020 F Fiiv ve e Prim Prime T e Therapeut herapeutics, ics, I In nc. c. 18Important Information about the Proposed Transaction In connection with the proposed acquisition of Five Prime Therapeutics, Inc. ( Five Prime ) by Amgen ( Amgen ) and Franklin Acquisition Sub, Inc., a direct wholly owned subsidiary of Amgen ( Purchaser ), will commence a tender offer for all the outstanding shares of Five Prime. This presentation is for informational purposes only and is neither an offer to purchase or a solicitation of an offer to sell Five Prime securities, nor is it a substitute for the tender offer materials that Amgen and Purchaser will file with the Securities and Exchange Commission (the SEC ) upon commencement of the tender offer. Amgen and Purchaser will file a Tender Offer Statement on Schedule TO with the Securities and Exchange Commission (the SEC ) and thereafter, Five Prime will file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer. Investors and security holders are urged to read these materials (including an Offer to Purchase, a related Letterof Transmittal and certain other tender offer documents, as each may be amended or supplemented from time to time) carefully when they become available since they will contain important information that investors and security holders should consider before making any decision regarding tendering their common stock, including the terms and conditions of the tender offer. The Tender Offer Statement, Offer to Purchase, Solicitation/Recommendation Statement and related materials will be filed with the SEC, and investors and security holders may obtain a free copy of these materials (when available) and other documents filed by Amgen and Five Prime with the SEC at the website maintained by the SEC at www.sec.gov. In addition, the Tender Offer Statement and other documents that Amgen and Purchaser file with the SEC will be made available to all investors and security holders of Five Prime free of charge from the information agent for the tender offer. Investors may also obtain, at no charge, the documents filed with or furnished to the SEC by Five Prime under the Investors & Media section of Five Prime's website at www.fiveprime.com. CO CONF NFI ID DENT ENTI IAL © AL © 2021 2020 F Fiiv ve e Prim Prime T e Therapeut herapeutics, ics, I In nc. c. 18

Cautionary Statement Regarding Forward-Looking Statements To the extent that statements contained in this presentation are not descriptions of historical facts, they are forward-looking statements reflecting the current beliefs, certain assumptions and current expectations of management and may be identified by words such as believes, plans, anticipates, projects, estimates, expects, intends, strategy, future, opportunity, may, will, should, could, potential, or similar expressions. Such forward-looking statements are based on management's current expectations, beliefs, estimates, projections and assumptions. As such, forward-looking statements are not guarantees of future performance and involve inherent risks and uncertainties that are difficult to predict. As a result, a number of important factors could cause actual results to differ materially from those indicated by such forward-looking statements, including: the risk that the proposed acquisition of Five Prime by Amgen may not be completed; the possibility that competing offers or acquisition proposals for Five Prime will be made; the delay or failure of the tender offer conditions to be satisfied (or waived), including insufficient shares of Five Prime common stock being tendered in the tender offer; the failure (or delay) to receive the required regulatory approvals of the proposed acquisition; the possibility that prior to the completion of the transactions contemplated by the acquisition agreement, Amgen's or Five Prime's business may experience significant disruptions due to transaction-related uncertainty; the effects of disruption from the transactions of Five Prime's business and the fact that the announcement and pendency of the transactions may make it more difficult to establish or maintain relationships with employees, manufacturers, suppliers, vendors, business partners and distribution channels to patients; the occurrence of any event, change or other circumstance that could give rise to the termination of the acquisition agreement; the risk that stockholder litigation in connection with the proposed transaction may result in significant costs of defense, indemnification and liability; the failure of the closing conditions set forth in the acquisition agreement to be satisfied (or waived); the possibility that Five Prime may not receive future milestone payments and/or royalties as anticipated or following the anticipated timing; the possibility that Five Prime or Five Prime's partners may not be able to timely advance product candidates into and through clinical data readouts and successful completion of clinical trials; the possibility that preclinical studies and research and development programs may be delayed or may not produce favorable results; the possibility that Five Prime's expectations regarding the potential safety, efficacy or clinical utility of Five Prime's product candidates may not be realized as anticipated; the possibility that the implementation, timing and likelihood of success of Five Prime's plans to develop companion diagnostics for Five Prime's product candidates may not be realized as anticipated; the possibility that Five Prime may not be able to establish and maintain collaborations and necessary licenses; the possibility that Five Prime may not be able to fully implement its business model and strategic plans for its business, product candidates and technology; the possibility that Five Prime may not be able to establish and maintain a scope of intellectual property rights adequate to fully protect its product candidates and technology; the possibility that the size of patient populations targeted by products Five Prime or its partners develop and market adoption of such products by physicians and patients will not match current expectations; the possibility that the extent of protein overexpression in certain patient populations will not match current expectations; the possibility that regulatory filings or approvals for products Five Prime or its partners develop are not made or granted as currently anticipated; the possibility that Five Prime is not able to negotiate adequate pricing, coverage and adequate reimbursement for its product candidates with third parties and government authorities; the possibility that Five Prime's competitors or industry develop in unanticipated ways; the possibility that Five Prime's expectations regarding licensing, acquisitions and strategic operations are not realized; the possibility of political, social and economic instability, natural disasters or public health epidemics in countries where Five Prime or its collaborators conduct activities related to Five Prime's business; and a variety of other risks set forth from time to time in Amgen's or Five Prime's filings with the SEC, including but not limited to the risks discussed in Amgen's Annual Report on Form 10-K for the year ended December 31, 2019 and in its other filings with the SEC and the risks discussed in Five Prime's Annual Report on Form 10-K for the year ended December 31, 2019 and in its other filings with the SEC. The risks and uncertainties may be amplified by the COVID-19 pandemic, which has caused significant economic uncertainty. The extent to which the COVID-19 pandemic impacts Five Prime's and Amgen's businesses, operations, and financial results, including the duration and magnitude of such effects, will depend on numerous factors, which are unpredictable, including, but not limited to, the duration and spread of the outbreak, its severity, the actions to contain the virus or treat its impact, and how quickly and to what extent normal economic and operating conditions can resume. Amgen and Five Prime disclaim any obligation to update any of these forward-looking statements to reflect events or circumstances after the date hereof, except as required by law. CO CONF NFI ID DENT ENTI IAL © AL © 2020 2021 F Fiiv ve e Prim Prime T e Therapeut herapeutics, ics, I In nc. c. 19Cautionary Statement Regarding Forward-Looking Statements To the extent that statements contained in this presentation are not descriptions of historical facts, they are forward-looking statements reflecting the current beliefs, certain assumptions and current expectations of management and may be identified by words such as believes, plans, anticipates, projects, estimates, expects, intends, strategy, future, opportunity, may, will, should, could, potential, or similar expressions. Such forward-looking statements are based on management's current expectations, beliefs, estimates, projections and assumptions. As such, forward-looking statements are not guarantees of future performance and involve inherent risks and uncertainties that are difficult to predict. As a result, a number of important factors could cause actual results to differ materially from those indicated by such forward-looking statements, including: the risk that the proposed acquisition of Five Prime by Amgen may not be completed; the possibility that competing offers or acquisition proposals for Five Prime will be made; the delay or failure of the tender offer conditions to be satisfied (or waived), including insufficient shares of Five Prime common stock being tendered in the tender offer; the failure (or delay) to receive the required regulatory approvals of the proposed acquisition; the possibility that prior to the completion of the transactions contemplated by the acquisition agreement, Amgen's or Five Prime's business may experience significant disruptions due to transaction-related uncertainty; the effects of disruption from the transactions of Five Prime's business and the fact that the announcement and pendency of the transactions may make it more difficult to establish or maintain relationships with employees, manufacturers, suppliers, vendors, business partners and distribution channels to patients; the occurrence of any event, change or other circumstance that could give rise to the termination of the acquisition agreement; the risk that stockholder litigation in connection with the proposed transaction may result in significant costs of defense, indemnification and liability; the failure of the closing conditions set forth in the acquisition agreement to be satisfied (or waived); the possibility that Five Prime may not receive future milestone payments and/or royalties as anticipated or following the anticipated timing; the possibility that Five Prime or Five Prime's partners may not be able to timely advance product candidates into and through clinical data readouts and successful completion of clinical trials; the possibility that preclinical studies and research and development programs may be delayed or may not produce favorable results; the possibility that Five Prime's expectations regarding the potential safety, efficacy or clinical utility of Five Prime's product candidates may not be realized as anticipated; the possibility that the implementation, timing and likelihood of success of Five Prime's plans to develop companion diagnostics for Five Prime's product candidates may not be realized as anticipated; the possibility that Five Prime may not be able to establish and maintain collaborations and necessary licenses; the possibility that Five Prime may not be able to fully implement its business model and strategic plans for its business, product candidates and technology; the possibility that Five Prime may not be able to establish and maintain a scope of intellectual property rights adequate to fully protect its product candidates and technology; the possibility that the size of patient populations targeted by products Five Prime or its partners develop and market adoption of such products by physicians and patients will not match current expectations; the possibility that the extent of protein overexpression in certain patient populations will not match current expectations; the possibility that regulatory filings or approvals for products Five Prime or its partners develop are not made or granted as currently anticipated; the possibility that Five Prime is not able to negotiate adequate pricing, coverage and adequate reimbursement for its product candidates with third parties and government authorities; the possibility that Five Prime's competitors or industry develop in unanticipated ways; the possibility that Five Prime's expectations regarding licensing, acquisitions and strategic operations are not realized; the possibility of political, social and economic instability, natural disasters or public health epidemics in countries where Five Prime or its collaborators conduct activities related to Five Prime's business; and a variety of other risks set forth from time to time in Amgen's or Five Prime's filings with the SEC, including but not limited to the risks discussed in Amgen's Annual Report on Form 10-K for the year ended December 31, 2019 and in its other filings with the SEC and the risks discussed in Five Prime's Annual Report on Form 10-K for the year ended December 31, 2019 and in its other filings with the SEC. The risks and uncertainties may be amplified by the COVID-19 pandemic, which has caused significant economic uncertainty. The extent to which the COVID-19 pandemic impacts Five Prime's and Amgen's businesses, operations, and financial results, including the duration and magnitude of such effects, will depend on numerous factors, which are unpredictable, including, but not limited to, the duration and spread of the outbreak, its severity, the actions to contain the virus or treat its impact, and how quickly and to what extent normal economic and operating conditions can resume. Amgen and Five Prime disclaim any obligation to update any of these forward-looking statements to reflect events or circumstances after the date hereof, except as required by law. CO CONF NFI ID DENT ENTI IAL © AL © 2020 2021 F Fiiv ve e Prim Prime T e Therapeut herapeutics, ics, I In nc. c. 19